Exhibit 10.1

Final

DSS GROUP, INC.

2014 EQUITY INCENTIVE PLAN

Section 1.	Purpose

The Plan authorizes the Committee to provide persons or entities that are providing, or have agreed to provide, services to the Company or its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates, with Share-based incentives. The Company believes that this incentive program will cause those persons to increase their interest in the welfare of the Company and its Affiliates and aid in attracting, retaining, and motivating persons of outstanding ability.

Section 2.	Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a) “Affiliate” means any person or entity that, either directly or indirectly through one or more intermediaries, (i) controls the Company or (ii) is controlled by the Company or a person described in clause (i). For purposes of this definition, “control,” when used with respect to any specified person or entity, means the power, direct or indirect, to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

(b) “Award” means any Option, Restricted Share, or other Share-based award granted under the Plan.

(c) “Cause” shall mean that:

(i) The Grantee has committed a deliberate and premeditated act against the interests of the Company including, without limitation, an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation, or acceptance of any unlawful bribe or kickback with respect to the Company’s business,

(ii) The Grantee has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude,

(iii) The Grantee has failed to perform or neglected the material duties incident to his employment with the Company on a regular basis, and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Grantee specifying such refusal or failure in reasonable detail,

(iv) The Grantee has been chronically absent from work (excluding vacations, illnesses, Disability, or leaves of absence approved by the Committee),

(v) The Grantee has refused, after explicit written notice, to obey any reasonable and lawful resolution of or direction by the Board that is consistent with the duties incident to his employment with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Grantee, or

(vi) The Grantee has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness that has a material negative impact on Grantee’s performance of his duties or that is reasonably likely to materially impact the reputation of the Company.

Any voluntary termination in anticipation of an involuntary termination of a Grantee’s employment for Cause shall be deemed a termination for Cause. In the event that a Grantee is party to an employment, severance, or similar agreement with the Company or any of its Affiliates and such agreement contains a definition of “Cause,” the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Grantee, by the definition of “Cause” used in such agreement.

(d) “Change in Control” means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets, or otherwise) in one transaction or series of related transactions to a person or entity not an Affiliate, directly or indirectly, of Crestview, pursuant to which (i) securities representing at least a majority of the voting power of all securities of the Company, assuming the conversion, exchange, or exercise of all securities convertible, exchangeable, or exercisable for or into voting securities, are no longer owned by holders of such securities as of the date this Plan is adopted or (ii) such person or entity (together with its Affiliates) acquires all or substantially all of the Company’s assets on a consolidated basis; provided, however, that a Change in Control shall not result by reason of an initial public offering of the Shares.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.

(f) “Committee” means the Board of Directors of the Company, or such committee as may be appointed by the Board of Directors.

(g) “Company” means DSS Group, Inc., a corporation organized under the laws of the State of Delaware.

(h) “Competitive Activity” means, with respect to any Grantee, and in the absence of a Grant Certificate or any effective employment, consulting, or other service agreement between the Company (or its subsidiaries) and the Grantee containing covenants relating to competition with the Company or an Affiliate, any activity (a) that is substantially similar to any activity in which the Grantee is or was engaged while fulfilling his or her core duties and responsibilities in any way, at the Company or any of its subsidiaries or Affiliates or (b) which calls for the same or similar specialized knowledge as those utilized by the Grantee in his or her activities with the Company or any of its subsidiaries or Affiliates, in each case, on behalf of any person, including the Grantee, or entity that engages in or proposes to engage in a Competitive Business. If a Grantee’s Grant Certificate or any effective employment, consulting, or other service agreement between the Company (or its subsidiaries) and the Grantee contains covenants relating to restrictions on competition, engaging in “Competitive Activity” with respect to such Grantee means the breach of such restrictive covenants.

(i) “Competitive Business” means any business, in any geographical or market area where the Company or any of its subsidiaries or joint venturers (collectively, the “Non-Compete Company Group”), conducts business or provides products or services, that competes with the business of the Company, including any water filtration, filtration services or filtration equipment business, any brewed beverage business that offers home and office delivery, any point of use business involved in water or brewed beverages, or any other business in which the Non-Compete Company Group is engaged during the term of the Grantee’s employment or service and any business that the Non-Compete Company Group was actively considering conducting at the time of the Grantee’s termination of employment or service and of which the Grantee has, or reasonably should have, knowledge.

(j) “Crestview” means Crestview DSW Investors, L.P., a Delaware Partnership, and each of its affiliated funds.

(k) “Customer” means any person, firm, corporation or other organization whatsoever for whom the Company (or its subsidiaries) provided goods or services and with whom the Grantee had material contact during the Grantee’s employment or service with the Company (or its subsidiaries).

(l) “Disability” has the meaning ascribed thereto in any effective employment, consulting, or other service agreement between the Company (or its subsidiaries) and the Grantee or in any applicable Grant Certificate, or if no such agreement is in effect, then “Disability” shall mean any physical or mental disability or infirmity of Grantee that prevents the performance of Grantee’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Grantee’s Disability upon which Grantee and the Company cannot agree shall be determined by a qualified, independent physician selected in good faith by the Company. The determination of any such physician shall be final and conclusive for all purposes of the Plan.

(m) “Employee” means any person or entity that is providing, or has agreed to provide, services to the Company or an Affiliate, whether as an employee, director, or independent contractor; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with any member of the Company or an Affiliate. With respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this Section 2(m) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and (ii) with respect to any Award that is intended to qualify as an Incentive Stock Option, the term “Affiliate” as used in this Section 2(m) shall include only those entities that qualify as a

“subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f). An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” of a Share on any given date shall be determined by the Committee, in its sole discretion. If the Shares are not listed on a national securities exchange, the Fair Market Value means the amount determined by the Committee in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per Share.

(p) “Good Reason” means (i) a material diminution in the Grantee’s title, duties, authorities, or reporting responsibilities, without the Grantee’s prior consent or (ii) a reduction of the Grantee’s base salary without the Grantee’s prior consent (except for across-the-board reductions applicable to similarly situated employees). Notwithstanding the foregoing, no event described in the preceding sentence shall constitute Good Reason unless the Grantee gives the Company notice of the event within the sixty (60) day period following the occurrence of such event. In the event that a Grantee is party to an employment, severance, or similar agreement with the Company or any of its Affiliates and such agreement contains a definition of “Good Reason,” the definition of “Good Reason” set forth above shall be deemed replaced and superseded, with respect to such Grantee, by the definition of “Good Reason” used in such agreement.

(q) “Grant Certificate” means a certificate accepted by the Grantee, or other written agreement between the Company and the Grantee, evidencing the grant of an Award hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall approve.

(r) “Grantee” means an Employee granted an Award under the Plan.

(s) “ISO” means any Option or portion thereof that meets the requirements of an incentive stock option under Section 422 of the Code, and that is designated by the Committee to be an ISO in the applicable Grant Certificate.

(t) “Nonqualified Option” means any Option or portion thereof that is not an ISO.

(u) “Options” refers to options to acquire Shares that are granted under and subject to the Plan.

(v) “Plan” means this DSS Group, Inc. 2014 Equity Incentive Plan as set forth herein and as amended from time to time.

(w) “Prospective Customer” shall mean any person, firm, corporation or other organization whatsoever with whom the Company (or its subsidiaries) has had any negotiations or discussions regarding the possible engagement of business and with whom the Grantee had material contact during the Grantee’s employment or service with the Company (or its subsidiaries).

(x) “Restricted Share” means a Share granted to a Grantee under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Securities Laws” means the Exchange Act, the Securities Act, and state securities and “blue sky” laws, all as now enacted or as the same may from time to time be amended, and the applicable rules and regulations promulgated thereunder.

(aa) “Share” means a share of common stock of the Company, par value $0.01 per share.

(bb) “Stockholders Agreement” means the Stockholders Agreement, dated as of August 30, 2013, among the Company, Crestview, and the other stockholders party thereto, as the same may thereafter be amended from time to time.

Section 3.	Shares Available under the Plan

Subject to the provisions of Section 10, the total number of Shares with respect to which Awards may be granted under the Plan shall not exceed 260,698. No more than 260,698 Shares may be delivered in respect of ISOs. To the extent that an Award expires or is cancelled, forfeited, settled in cash, or otherwise terminated without a delivery to the Grantee of the full number of Shares to which the Award related, the undelivered Shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and Shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute Shares delivered to the Grantee and shall not be again available for Awards under the Plan.

Section 4.	Administration of the Plan

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Employees to whom Awards may be granted;

(ii) to determine the number of Shares subject to each such Award;

(iii) to determine the terms and conditions of any Award granted under the Plan, including the exercise price, vesting schedules, conditions relating to exercise, and termination of the right to exercise;

(iv) to determine whether any Option shall be an ISO or a Nonqualified Option;

(v) to determine the restrictions or conditions related to the delivery, holding, and disposition of Shares acquired upon exercise of an Award;

(vi) to prescribe the form of each Grant Certificate;

(vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Grant Certificate or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, its Affiliates, Grantees, and any person claiming any rights under the Plan from or through any Grantee, except to the extent that the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 17). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Committee, officer, or employee of the Company acting on behalf of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

Section 5.	Options

Unless otherwise determined by the Committee and set forth in a Grant Certificate, Options granted under the Plan shall contain the following terms and conditions:

(a) Exercise Price. The exercise price per Share subject to an Option granted to an Employee shall equal the Fair Market Value per Share as of the date the Option is granted.

(b) Termination. The Grant Certificate shall set forth the term of the Award, which shall not be longer than ten (10) years from the date of grant. Prior to the tenth anniversary of the date of grant and to any cancellation, termination, or expiration of the Options pursuant to action taken by the Committee in accordance with Section 10, in the event of a Grantee’s termination from employment or service with the Company or an Affiliate:

(i) For any reason other than (A ) for Cause or (B) by reason of the Grantee’s death or Disability, (1) all vesting with respect to such Grantee’s Options shall cease, (2) all of such grantee’s unvested Options shall expire as of the date of such termination from employment or service, and (3) each of such Grantee’s vested Options shall remain exercisable until the earlier of the date that is (x) ninety (90) days after the date of such termination from employment and (y) the original expiration date of the Option.

(ii) By reason of such Grantee’s death or Disability, (A) all vesting with respect to such Grantee’s Options shall cease, (B) all of such Grantee’s unvested Options shall expire as of the date of such termination from employment or service, and (C) each of such Grantee’s vested Options shall expire on the earlier of the date that is (x) twelve (12) months after the date of such termination from employment or service and (y) the original expiration date of the Option. In the event of a Grantee’s death, such Grantee’s Options shall remain exercisable by the person or persons to whom a Grantee’s rights under the Options pass by will or by the applicable laws of descent and distribution until their expiration, but only to the extent that the Options were vested by such Grantee at the time of such termination from employment or service.

(iii) For Cause, all of such Grantee’s Options (whether or not vested) shall immediately expire as of the date of such termination from employment or service.

(c) Conditions to Exercise of Options.

(i) Only the vested portion of any Option may be exercised. A Grantee shall exercise an Option by delivery of written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, together with a certified check or bank draft payable to the order of the Company or as an electronic funds transfer to the Company for an amount equal to the sum of the exercise price for such Shares and any income taxes (subject to Section 5(c)(ii)) and employment taxes required to be withheld. The Committee may, in its sole discretion, permit a Grantee to exercise an Option by means of a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay for the exercise price for such Shares and all applicable required withholding taxes, provided, however, that the number of Shares so withheld shall not have an aggregate Fair Market Value on the date of such withholding in excess of the minimum required withholding obligation with respect to the Grantee. In addition, the Committee may, in its sole discretion, permit a Grantee to exercise an Option by tendering (or attesting to ownership of) previously owned Shares equal in value to the amount necessary to pay for the exercise price for such Shares and all applicable required withholding taxes or by a combination of the above methods. The Committee may, in its sole discretion, at the time the Option is granted or at a later date, permit other forms of payment in a Grant Certificate or otherwise, including notes or other contractual obligations of a Grantee to make payment on a deferred basis.

(ii) Before the Company issues any Shares to the Grantee pursuant to the exercise of an Option, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable tax laws to withhold for income or other taxes due upon or incident to such exercise. The Committee may, in its sole discretion, at the time the Option is granted or at a later date, permit such withholding obligation to be satisfied through the withholding of Shares that would otherwise be delivered upon exercise of the Option, provided, however, that, the number of Shares so withheld shall not have an aggregate Fair Market Value on the date of such withholding in excess of the minimum required withholding obligation with respect to the Grantee.

Section 6.	Restricted Shares

Unless otherwise determined by the Committee and set forth in a Grant Certificate, Restricted Shares granted under the Plan shall contain the following terms and conditions:

(a) Non-Transferability. Until such time as Restricted Shares have vested pursuant to the terms of the Grant Certificate, the Grantee shall not be permitted to sell, transfer, pledge, or otherwise encumber such Restricted Shares.

(b) Voting Rights. The Grantee shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote such Restricted Shares.

(c) Dividends. Cash dividends and stock dividends, if any, with respect to the Restricted Shares shall be withheld by the Company for the Grantee’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Shares to which such dividends relate. No interest will accrue or be paid on the amount of any cash dividends withheld.

Section 7.	Other Share-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to Employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Shares as a bonus (whether or not subject to vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of any member of the Company or its subsidiaries or Affiliates to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Grant Certificates, which agreements need not be identical.

Section 8.	Stockholders Agreement

As a condition to the grant of an Award or delivery of any Shares upon exercise of an Option, the Grantee shall be required to become party to the Stockholders Agreement, or any similar or successor agreement.

Section 9.	Competitive Activities

Unless the Committee determines otherwise, as a condition to the grant of an Award, the Grantee shall be subject to certain restrictions on Competitive Activities, which shall be shall be set forth in the Grantee’s Grant Certificate.

Section 10.	Adjustment Upon Changes in Capitalization

In the event that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities, or other property), liquidation, dissolution, or other similar transactions or events, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make an equitable adjustment in (i) the number and kind of Shares deemed to be available thereafter for grants of Awards under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Awards, and (iii) if applicable, the exercise price; provided, however, that the manner of any such equitable adjustment shall be determined in the sole discretion of the Committee. For the avoidance of doubt, no adjustment shall be required to reflect dilution resulting from any additional investments in the Company by Crestview or any other person or entity. In addition, the Committee is authorized to make equitable adjustments to the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of vested or unvested Awards in exchange for a payment in cash, Shares, other securities or property, or any combination thereof, equal to the Fair Market Value of the Shares subject to such cancelled Awards less, in the case of Awards or other awards subject to exercise, the applicable exercise price of such Awards, cancellation of unvested, out-of-the-money, or at-the-money Awards for no consideration, substitution of Awards using securities of a successor or other entity, acceleration of the time that Awards vest or expire, or adjustment of performance targets) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control, or an event described in the preceding sentence) affecting the Company or any Affiliate of the Company or the financial statements of the Company or any Affiliate of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

Section 11.	Change in Control; IPO

(a) Change in Control. Notwithstanding any vesting schedule provided for hereunder or in any Grant Certificate and unless otherwise agreed in a written document executed by both a Grantee and the Company, all outstanding Awards hereunder, to the extent not then vested, shall vest automatically upon the consummation of a Change in Control.

(b) IPO. If on, or within twelve (12) months after, the date of the closing of an IPO (as such term is defined in the Stockholders Agreement), Crestview sells, in one or more transactions, securities having a value of at least 60% of the value of securities owned by Crestview immediately prior to the IPO, all outstanding unvested Awards hereunder shall vest with respect to a percentage of Shares underlying such Awards equal to the percentage of the value of securities sold by Crestview.

Section 12.	Restrictions on Shares

(a) Restrictions on Issuing Shares. The obligation of the Company to issue Shares hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Laws or unless such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company may, but shall be under no obligation to, register for sale under the Securities Laws any of the Shares to be offered or sold under the Plan. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Laws, the Company may restrict the transfer of such Shares and may legend the certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall have the right to condition the exercise of any Award on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, official interpretation thereof, or any underwriting agreement.

(b) ISO Notice. A Grantee shall notify the Company of any disposition of Shares acquired upon exercise of an ISO if such disposition occurs within one year of the date of such exercise or within two years of the date of grant of such ISO. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made.

Section 13.	General Provisions

(a) Grant Certificate; No Uniformity of Treatment. Each Award shall be evidenced by a Grant Certificate. The terms and provisions of such certificates may vary among Grantees and among different Awards granted to the same Grantee. There is no obligation for uniformity of treatment of Grantee and any other holders or beneficiaries of Options, and the terms and conditions of Awards, and the determinations and interpretations of the Committee with respect to Awards need not be the same with respect to any Grantees (whether or not they are similarly situated).

(b) No Right to Continued Employment. The grant of an Award in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment or service relationship with the Company or its Affiliates, or, until an Award subject to exercise or deferred settlement is exercised or settled and Shares are issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa (or from an employee to an independent contractor or vice versa) shall not be deemed to have terminated employment or service with the Company or an Affiliate. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Grantee shall be treated as the termination of such Grantee’s employment or engagement.

(c) No Right to Company Assets. No Grantee, and no beneficiary or other persons claiming under or through the Grantee, shall have any right, title, or interest by reason of any Award to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(d) Nontransferability. Except as otherwise provided by the Committee, no Award may be sold, transferred, assigned, pledged, or otherwise encumbered, except by will or the laws of descent and distribution, and an Award shall be exercisable during the Grantee’s lifetime only by the Grantee. Upon a Grantee’s death, the estate or other beneficiary of such deceased Grantee shall be subject to all the terms and conditions of the Plan and Grant Certificate, including the provisions relating to the termination of the right to exercise the Award.

(e) Misconduct of Grantee. Notwithstanding anything to the contrary in the Plan, the Committee, in its sole discretion, may establish procedures, at or before the time that an Award is granted (or, with the consent of the Grantee, after such time), in the applicable Grant Certificate or in a separate agreement, providing for the forfeiture or cancellation of such Award (whether vested or unvested), or the disgorgement of gains from the exercise, vesting, or settlement of the Award, in each case to be applied if the Grantee engages in conduct detrimental to the Company. For purposes of the Plan, conduct detrimental to the Company shall include Grantee’s breaches of any restrictive covenants on competition, solicitation of employees, or clients, or confidential information, and may include conduct that the Committee in its sole discretion determines (i) to be injurious or prejudicial to any interest of the Company or any Affiliate, or (ii) to otherwise violate a policy, procedure, or rule applicable to the Grantee with respect to the Company or any of its Affiliates, or if the Grantee’s employment with the Company and its Affiliates is terminated for Cause. Notwithstanding any of the foregoing to the contrary, the Company shall retain the right to bring an action at equity or law to enjoin Grantee’s misconduct and recover damages resulting from such misconduct.

(f) Governing Law. The Plan and Grant Certificates hereunder shall be governed by the laws of the State of Delaware.

(g) Severability. If any provision of the Plan or any Grant Certificate is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(i) Section 409A. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Grantee in connection with the Plan or any other Plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Grantee (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Shares issued or amounts payable hereunder will be subject to additional tax under Section 409A of the Code, prior to delivery to such Grantee of such Shares or payment to such Grantee of such amount, the Company may (i) adopt such amendments to the Plan and Options and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder or (ii) take such other actions that the Committee determines necessary or appropriate to avoid or limit the imposition of such additional tax under Section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Grant Certificate, as the case may be, without causing the Grantee holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Grantee incurring any tax liability under Section 409A of the Code.

Section 14.	Withholding Obligations

As a condition to the vesting, exercise, or settlement of any Award, the Committee may require that a Grantee satisfy, through deduction or withholding from any payment of any kind otherwise due to the Grantee, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement. The Committee, in its discretion, may permit Shares to be used to satisfy tax withholding requirements, and such Shares shall be valued at their Fair Market Value as of the vesting, exercise, or settlement date of the Award, as applicable; provided, however, that the aggregate Fair Market Value of the number of Shares that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

Section 15.	Compliance with Exemption Provided by Rule 12h-1(f)

If (1) the aggregate of the number of holders of Options and the number of holders of all other outstanding compensatory employee stock options to purchase Shares equals or exceeds five hundred (500), and (2) the assets of the Company at the end of the Company’s most recently completed fiscal year exceed ten million dollars ($10 million), then the following restrictions shall apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act:

(a) the Options and, prior to exercise of the Options, the Shares issuable upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f), except (A) as permitted by Rule 701(c) promulgated under the Securities Act, (B) to a guardian upon the disability of the holder of the Option, or (C) to an executor upon the death of the holder of the Option (collectively, the “Permitted Transferees”); provided, however, that the following transfers are permitted: (x) transfers by the holders of Options to the Company and (y) transfers in connection with a change of control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the Options or, prior to exercise of the Options, the Shares issuable upon exercise of the Options;

(b) except as otherwise provided in paragraph (1) above, the Options and Shares issuable upon exercise of the Options are restricted as to any transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the holder of the Options prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and

(c) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to all Grantees (whether by physical or electronic delivery to Grantees or by written notice to Grantees of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon Grantee’s agreement to maintain its confidentiality.

Section 16.	Data Privacy

As a condition of receipt of any Award, each Grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Grantee’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company and its Affiliates held by such Grantee, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Grantee’s participation in the Plan, each member of the Company and its Affiliates may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan. Recipients of the Data may be located in the Grantee’s country or elsewhere, and the Grantee’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and such Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data held by the Company with respect to such Grantee, request additional information about the storage and processing of the Data with respect to such Grantee, recommend any necessary corrections to the Data with respect to the Grantee, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Grantee’s eligibility to participate in the Plan, and, in the Committee’s discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Grantees may contact their local human resources representative.

Section 17.	Amendment or Termination

The Committee may, at any time, alter, or amend the Plan or any Grant Certificate, or suspend, discontinue or terminate this Plan; provided, however, that, except as provided in Section 10, no such action shall adversely affect the rights of Grantees with respect to Awards previously granted hereunder.